UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Portola Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The information set forth under the heading “Principal Accountant Fees and Services” in the section entitled “Ratification of Selection of Independent Registered Public Accounting Firm” of our Proxy Statement, filed April 30, 2015, is amended and restated to read:

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and December 31, 2014, by Ernst & Young LLP, the Company’s independent registered public accounting firm.

	Fiscal Year ended
	2014	2013
	(in thousands)
Audit Fees	$1116	$1,881
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1116	$1,881

Audit fees: Consists of fees associated with the annual audit of our financial statements, the reviews of our interim condensed consolidated financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

We did not incur any other fees in 2014 and 2013.